UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2009

American Medical Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-19195	38-2905258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5655 Bear Lane
Corpus Christi, TX 78405
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (361) 289-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Change in President/Chief Executive Officer

Judd D. Hoffman, the Chief Executive Officer and President of American Medical Technologies, Inc. (the “Company”), has resigned from those positions effective on February 17, 2009.   Mr. Hoffman will remain as a director and Chairman of the Board of Directors of the Company.

The Board of Directors appointed Jeffrey Goodman to serve as the Chief Executive Officer and President of the Company effective February 23, 2009, to fill the vacancy left by Mr. Hoffman’s departure.  Jeffrey Goodman, age 53, founded Corestrength, Inc., a management consulting company, in 2003 and has served as the Chief Executive Officer of Corestrength, Inc. since August 2003. Form October 2000 to June 2003, Mr. Goodman served as President of Dent-X in Elmsford, New York.  From March 2998 to August 2000, Mr. Goodman served as Chief Executive Officer and President of Dexpo.com in Pennsylvania.  Mr. Goodman has broad experience in dental manufacturing and distribution, having also served as the President of ESPE America, and the Director of Marketing of Benco Dental.  In addition to his experience in the dental industry, Jeffrey founded, developed and sold Business Technology Group, a distribution-oriented software developer. He received a B.A. in Accounting and Economics from Muhlenberg College in 1977, and an MBA in Finance from Northeastern University in 1981.

Mr. Goodman has been appointed to the Board of Directors of the Company effective February 23, 2009.

The Company entered into a consulting agreement with Corestrength, Inc., a Florida Corporation which agreed to provide the services of Jeffrey Goodman.  The Company has retained Mr. Goodman as Chief Executive Officer and as a director.  The consulting agreement will commence on February 23, 2009 with an initial period ending May 31, 2009.  After the conclusion of the initial period, the Company has the right to renew the contract for an additional three month term.  In the event the contract is not extended for an additional three month term, and/or after such extension, the contract will automatically renew for additional monthly periods, unless either party provides ten (10) days written notice of their intention to terminate the agreement.  In consideration for Mr. Goodman’s service to the Company, the Company will pay a monthly fee of $12,000 to Corestrength, Inc. of which Mr. Goodman is a beneficial owner.

Corestrength, Inc. provides domestic and Canadian sales representation services for Spectrum Dental products, which the Company has an exclusive worldwide license to distribute and receives $3,000 per month plus 13.5% of any Spectrum sales in consideration for such sales representation services.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit    Description of Exhibit

10.1*	Consulting Agreement between American Medical Technologies, Inc. and Corestrength, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL TECHNOLOGIES, INC.

February 19, 2009	By:	/s/ Judd D. Hoffman
Judd D. Hoffman
Chairman of the Board of Directors